UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

April 1, 2022
Date of Report (Date of earliest event reported)

REPUBLIC FIRST BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-17007	23-2486815
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 South 16th Street, Suite 2400, Philadelphia, Pennsylvania	19102
(Address of principal executive offices)	(Zip Code)

(215) 735-4422
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FRBK	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 1, 2022, Republic First Bancorp, Inc. (the “Company”) received notice from The NASDAQ Stock Market (“Nasdaq”) that, because the Company has not yet filed its Annual Report on Form 10-K for the year ended December 31, 2021 (the “10-K”) with the Securities and Exchange Commission (the “Commission”), the Company no longer complies with the continued listing requirements under Nasdaq Listing Rule 5250(c)(1), which requires Nasdaq-listed companies to timely file all periodic reports with the Commission.

As previously reported by the Company in its Notification of Late Filing on Form 12b-25, filed with the Commission on March 17, 2022, and in its Current Report on Form 8-K, filed with the Commission on April 1, 2022, the Company was unable to file the 10-K for the fiscal year ended December 31, 2021 within the prescribed period because the Company’s audit committee intends to engage independent legal counsel to conduct an investigation concerning certain previously disclosed related party transactions and related matters that are the subject of pending litigation involving the Company.

This notice from Nasdaq has no immediate effect on the listing of the Company's common stock on the Nasdaq Global Market. The Company has 60 days within which to either cure the deficiency or to submit a plan to Nasdaq showing how it intends to regain compliance. If Nasdaq accepts the plan submitted by the Company, Nasdaq can grant an extension of the grace period for shares of the Company’s common stock to remain listed for up to 180 calendar days from the 10-K’s due date to regain compliance.

The Company intends to submit the 10-K as soon as practicable.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this Current Report on Form 8-K, and oral statements made regarding the subjects of this Current Report on Form 8-K, contains "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding the Company’s estimates, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing the Company’s ability to regain compliance with the Nasdaq listing requirements or to develop a plan acceptable to Nasdaq for an extension of the 60 day grace period, as well as statements expressing optimism or pessimism about future operating results are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management’s current views and assumptions regarding future events and operating performance, and are inherently subject to significant uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this Current Report on Form 8-K. For additional factors that could cause results to differ materially from forward-looking statements contained in this Current Report on Form 8-K, see the cautionary language set forth before the “Executive Summary” in Item 2 of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 and the Risk Factors contained in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated April 6, 2022 issued by Republic First Bancorp, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC FIRST BANCORP, INC.

Dated: April 6, 2022
	By:	/s/ Frank A. Cavallaro
	Name:	Frank A. Cavallaro
	Title:	Executive Vice President and
Chief Financial Officer

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